Exhibit 6

                             Joint Filing Agreement

      In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined the the statement on Schedule 13D described below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Preferred Income Management Fund Incorporated and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitue one and the same instrument. In witness whereof, the undersigned hereby execute this Agreement this 27th day of January, 1997.

Stewart R. Horejsi                         Larry L. Dunlap, individually, as
                                           Trustee of the Lola Brown Trust No.
                                           1B and as President of Horejsi
                                           Enterprises, Inc.
Signature:

      Stewart R. Horejsi
                                           Signature:

                                                 Larry L. Dunlap